UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015 (February 19, 2015)

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Square 1 Bank Loan Modification

On February 19, 2015 (the “Loan Amendment Date”), Viveve, Inc. (“Viveve”), the wholly-owned subsidiary of Viveve Medical, Inc. (the “Company”), entered into an amendment (the “Loan Amendment”) to that certain loan and security agreement with Square 1 Bank (the “Lender”), dated September 30, 2014 (the “Loan Agreement”), to permit Viveve to draw down $500,000 of the second tranche of $1.5 million at any time as of and after the Loan Amendment Date, and draw down the remaining $1 million of the $1.5 million at any time during the period beginning on the date that (i) Viveve provides evidence acceptable to the Lender of at least 50% enrollment in the OUS Clinical Trial no later than March 9, 2015 and (ii) Viveve provides documentation acceptable to the Lender or other evidence acceptable to the Lender of a prospective equity financing to close by April 15, 2015. Additionally, the Loan Amendment modifies the third tranche of $1 million to permit Viveve to draw down at any time during the period beginning on the date that Viveve has provided evidence acceptable to the Lender of positive interim 3-month results from the OUS Clinical Trial and ending on June 30, 2015. Interest shall accrue from the date of each draw down at the rate set forth in the Loan Agreement and will be payable monthly beginning on the first day of the month following each such draw down, and continuing on the first day of each month thereafter for a period of 12 months (the “Interest Only Period”); provided, however, that the Interest Only Period for any draw downs under the second tranche will continue for a period of 12 months from the date of the first draw down made under the second tranche. The Loan Amendment also modifies certain covenants, including, but not limited to, covenants to achieve specified revenue levels, OUS Clinical Trial Milestones, and capital raising requirements. Viveve previously granted a first priority security interest in all of Viveve’s intellectual property pursuant to the intellectual property security agreement (the “Intellectual Property Security Agreement”) in accordance with the security interest granted to the Lender under the Loan Agreement.

In connection with the Loan Amendment, the Company amended the terms of the warrant to purchase 471,698 shares of the Company’s common stock previously issued to the Lender (the “Warrant”) to provide for an automatic increase of the number of shares the Lender may acquire in the event Viveve fails to meet certain covenants to achieve certain OUS Clinical Trial milestones or capital raising requirements as set forth in the Loan Agreement, as amended, by a number equal to the quotient derived by dividing (i) 1% of the principal balance outstanding under the Loan Agreement by (ii) the exercise price of $0.53 per share (the “Amended Warrant”).

No changes were made to the unconditional guaranty signed by the Company (the “Unconditional Guaranty”).

The description of the Loan Agreement, the Intellectual Property Security Agreement, the Unconditional Guaranty and the Warrant are qualified in their entirety by the full text of those documents, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2014 and are incorporated herein by reference.

The descriptions of the Loan Amendment and the Amended Warrant are not complete and are subject to and qualified in their entirety by reference to the Loan Amendment and Amended Warrant, copies of which are filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Registration Rights Agreement

On February 19, 2015, the Company entered into an amendment and waiver (the “RRA Amendment and Waiver”) to that certain registration rights agreement, dated May 9, 2014 (the “RRA”), among the Company and the holders of more than 67% of the securities required to be registered under the RRA. The RRA Amendment and Waiver (i) changes the “Effectiveness Date” for the initial registration statement to the 180th calendar day following the filing of such registration statement with the SEC, (ii) waives any payments that may be due to holders of Registrable Securities (as defined in the RRA) in the event the initial registration statement is not declared effective by the Effectiveness Date, and (iii) waives the delivery requirements of certain documents to the holders of Registrable Securities prior to filing with the SEC.

The description of the RRA is qualified in its entirety by the full text of that document, which is attached as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2014 and is incorporated herein by reference.

The description of the RRA Amendment and Waiver is not complete and is subject to and qualified in its entirety by reference to the RRA Amendment and Waiver, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement dated as of February 19, 2015 between Viveve, Inc. and Square 1 Bank
10.2	First Amendment to Warrant to Purchase Stock dated as of February 19, 2015 between Viveve Medical, Inc. and Square 1 Bank
10.3	Form of Amendment and Waiver to Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2015

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement dated as of February 19, 2015 between Viveve, Inc. and Square 1 Bank
10.2	Amended Warrant issued by Viveve Medical, Inc. in favor of Square 1 Bank
10.3	Form of Amendment to Registration Rights Agreement